Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-32439, 2-80883, 33-52069, 333-58248, 333-40536, 33-49646, 333-37210, 333-104279, 333-135088, 333-147801, and 333-170090) and Form S-4 (33-29220 and 33-54104) of Old Republic International Corporation of our reports dated February 26, 2010 relating to the financial statements and financial statement schedules which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 29, 2012